Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 033-53385, 333-77601, 333-38224, 333-101005, 333-120245, 333-127103, 333-157518, 333-199665, and 333-211276) and on Form S-3 (File No. 333-211276) of Teleflex Incorporated  of our report dated June 2, 2017 relating to the financial statements of NeoTract, Inc., which appears in this Current Report on Form 8-K of Teleflex Incorporated.

/s/ PricewaterhouseCoopers LLP

San Jose, CA
November 16, 2017